Exhibit 99.1

GENIE ENERGY CHANGES FISCAL YEAR END

Newark, N.J. – January 31, 2012:   Genie Energy Ltd (NYSE: GNE) announced today that it has changed its fiscal year-end to December 31st from its current fiscal year-end of July 31st.  This change will better align the Company's financial reporting with its operational and budgeting cycle and with other industry participants.

Genie Energy will report the results for its five-month transitional period (August 1, 2011 to December 31, 2011) no later than March 15, 2012, and will therefore not report quarterly results or file quarterly financials for the three months ended January 31, 2012.

Going forward, Genie Energy’s fiscal quarters will end on the last day of March, June, September and December each year.

About Genie Energy Ltd.:
Genie Energy Ltd (NYSE: GNE) is comprised of IDT Energy and Genie Oil and Gas (GOGAS).  IDT Energy is a retail energy provider (REP) supplying electricity and natural gas to residential and small business customers in the Northeastern United States. GOGAS is pioneering technologies to produce clean and affordable transportation fuels from the world's abundant oil shales and other unconventional fuel resources.  GOGAS resource development projects include oil shale initiatives in Colorado and Israel.  For more information, visit www.genie.com.

Contact:
Genie Energy Investor Relations
Bill Ulrey
P: (973) 438-3848
E-mail: invest@genie.com